Exhibit 23.1

                       Consent of Independent Auditors


              We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81566) pertaining to the 1991 Long-Term Incentive Plan of Wolohan Lumber Co. of our report dated February 14, 1997, with respect to the financial statements of Wolohan Lumber Co. for the year ended December 28, 1996, included in its Annual Report (Form 10-K) for the year ended December 26, 1998.

                                                          ERNST & YOUNG LLP



Detroit, Michigan
March 24, 1999